AMENDMENT NO. 1
TO ADMINISTRATIVE SERVICES AGREEMENT

Thrivent Financial for Lutherans and The AAL Mutual Funds (the "Parties") hereby agree that, effective ____, 2004, (a) the title of the Administrative Services Agreement between the Parties dated January 1, 1999 shall be changed to "Accounting Services Agreement," and (b) the following new series shall be deemed Funds under terms of the said Agreement:

  Thrivent Mid Cap Growth Fund
  Thrivent High Yield Fund
  Thrivent Income Fund
  Thrivent Limited Maturity Bond Fund

Revised Schedules B and C are attached hereto.

THE AAL MUTUAL FUND

By________________________
Pamela J. Moret, President

THRIVENT FINANCIAL FOR LUTHERANS

By________________________
Bruce J. Nicholson, President
and Chief Executive Officer

SCHEDULE B

(Effective _____, 2004)

The AAL Technology Stock Fund
The AAL Aggressive Growth Fund
The AAL Small Cap Stock Fund
The AAL Small Cap Index Fund II
The AAL Small Cap Value Fund
The AAL Mid Cap Stock Fund
The AAL Mid Cap Index Fund
The AAL Mid Cap Index Fund II
The AAL International Fund
The AAL Capital Growth Fund
The AAL Large Company Index Fund
The AAL Large Company Index Fund II
The AAL Equity Income Fund
The AAL Balanced Fund
The AAL High Yield Bond Fund
The AAL Municipal Bond Fund
The AAL Bond Fund
The AAL Bond Index Fund
The AAL Money Market Fund
The AAL U.S. Government Zero Coupon Target Fund, Series 2006
The AAL Mid Cap Growth Fund
The AAL High Yield Fund
The AL Income Fund
The AAL Limited Maturity Bond Fund

SCHEDULE C

(Effective _____, 2004)

           The AAL Technology Stock Fund                                                   $  21,000
           The AAL Aggressive Growth Fund                                                  $  21,000
           The AAL Small Cap Stock Fund                                                    $  45,000
           The AAL Small Cap Index Fund II                                                 $  17,000
           The AAL Small Cap Value Fund                                                    $  21,000
           The AAL Mid Cap Stock Fund                                                      $  77,000
           The AAL Mid Cap Index Fund                                                      $  17,000
           The AAL Mid Cap Index Fund II                                                   $  20,000
           The AAL International Fund                                                      $  33,000
           The AAL Capital Growth Fund                                                     $ 245,000
           The AAL Large Company Index Fund                                                $  17,000
           The AAL Large Company Index Fund II                                             $  21,000
           The AAL Equity Income Fund                                                      $  37,000
           The AAL Balanced Fund                                                           $  50,000
           The AAL High Yield Bond Fund                                                    $  36,000
           The AAL Municipal Bond Fund                                                     $  71,000
           The AAL Bond Fund                                                               $  61,000
           The AAL Bond Index Fund                                                         $  21,000
           The AAL Money Market Fund                                                       $  52,000
           The AAL U.S. Government Zero Coupon Target Fund, Series 2006                    $   1,000
           The AAL Mid Cap Growth Fund                                                     $  29,000
           The AAL High Yield Fund                                                         $  79,000
           The AAL Income Fund                                                             $  74,000
           The AAL Limited Maturity Bond Fund                                              $  27,000